The Registrant’s Explanatory Note:

The document set forth below is the English translation of the standard form of the leasing agreements that Xingguo General Fruit Industry Development Co., Ltd (the Registrant’s affiliated Chinese operating entity) entered into with multiple individuals from time to time for the purpose of leasing the navel orange trees for Xingguo General Fruit Industry Development Co., Ltd’s business operations. Such leasing transactions are commonly carried out during the ordinary course of business operations of Xingguo General Fruit Industry Development Co., Ltd.

NAVEL ORANGE TREES LEASING AGREEMENT

Party A: Xingguo General Fruit Industry Development Co., Ltd (hereinafter referred to as “Party A”)

Party B: ________________________ (hereinafter referred to as “Party B”)

1. Party A is a limited liability company registered and in good standing with the Industry and Commerce Administration authority of Xingguo County, Ganzhou City, Jiangxi Province.

2. Party A is a large and comprehensive business company engaged in planting, preserving, packaging and marketing premium navel oranges.

3. Party B is a individual owner of certain navel orange trees located in __________Village,_________Township,______________County, Ganzhou City, Jiangxi Province.

Party A and Party B are entering this agreement based on the following laws and regulations:

Law of the People's Republic of China on Land Contract in Rural Areas, Article 32: The right to land contractual management obtained through household contract may, according to law, be circulated by subcontracting, leasing, exchanging, transferring or other means.

The Administrative Guidance on the Circulation of the Land in Rural Areas, Article 15: The right to land contractual management obtained by the contractor through lawful methods may, according to law, be circulated by subcontracting, leasing, exchanging, transferring or other means.

In order to strengthen the navel orange business in Gannan Region, Party A and Party B enter into the terms of agreement as follows:

Section 1: Party B shall lease to Party A, for the purpose of growth and management, the navel orange trees (Orchard License No._____________) located in __________ Village__________Township_____________County__________Ganzhou City, Jiangxi Province. Upon the effective date of this agreement, the Party A shall have the right to manage, the right to operate and the right to earn profit from the above described trees. The navel orange trees that Party B leases under this agreement are located in the area with its eastern boundary to _____________, western boundary to___________, southern boundary to __________ and northern boundary to _____________. The total size of the area is __________ Mu (Chinese acre). The total number of trees is______________ and all trees are ______ years old navel orange trees.

Section 2: Party B is only entitled to the right to manage, the right to operate and the right to earn profit from the leased trees. Party B may not sell, transfer, or pledge the leased trees

Section 3. The term of the lease is from ___ Year___Month___Day to ___ Year___Month___Day. The leasing fee per tree is _____RMB Yuan. The aggregated leasing fees are______________ RMB Yuan. The Party A may use the accessories and facilities attached to the navel orange orchards free of charge.

Section 4: The method of payment: The Party A shall make full payment to Party B in cash within one month from the entry of this agreement.

Section 5: Party B promises that it shall not alter the usage of the land on which the leased trees grow during the leasing period. During the leasing period, if Party B sells the leased trees or the navel orange orchards, the Party A shall have the right to first refusal for such sale.

Section 6. After the expiration of the leasing term, Party A shall still have the right to first refusal for the sale or the lease of the leased trees. If Party A decides not to exercise its right to first refusal, all the fixtures and other facilities that Party A constructs on the land during the leasing period shall be given to Party B free of charge.

Section 7. This agreement may not be unilaterally terminated unless the termination is caused by the factors beyond reasonable control. In the event that Party A proposes to terminate the agreement, the Party B shall return 50% of the leasing fee for the remaining years. In the event that Party B proposes to terminate the agreement, the Party B shall return the full balance of the leasing fee for the remaining years and pay Party A the penalty of ____ RMB Yuan per tree per year for the remaining years.

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Section 8: This agreement becomes effective when both Parties sign and affix seals.

Section 9: Both Parties shall negotiate any other matters not covered under this agreement.

Section 10: This agreement shall be executed in three copies, Party A, Party B and the witness each keeps a copy.

Signatures:

Party A: Xingguo General Fruit Industry Development Co., Ltd

Party B: __________________________________

Witness:__________________________________

Date:

Day_____ Month______ Year___________

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